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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2008

HERE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-52951

Nevada                                                                                                       N/A

(State or other jurisdiction                                                                         (I.R.S. Employer

of incorporation)                                                                                     Identification No.)

927 Kelvin Street, Coquitlam, British Columbia V3J 4W7, Canada

(Address of principal executive offices) (zip code)

778-785-0007

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

On August 1, 2008, Here Enterprises, Inc. ( “HRTE”) and Conversational Computing Corporation (“Conversay”), a private Washington State based corporation, signed a Letter of Intent for HRTE to acquire Conversay thru a share exchange agreement, which, if closed, would result in Conversay becoming a wholly owned subsidiary of HRTE.

HRTE intends to Exchange 4,100,000 Common Shares held by Roger Williams, President and 1,500,000 Common Shares, held by Michael McFadyen, Director for all the issued and outstanding Common Shares of Here Network Corp. held by HRTE. There is no guarantee that the parties will negotiate and agree upon a binding Agreement of Merger and that the transaction will ultimately close.

Based on an anticipated share exchange of 40 Conversay common shares exchanged for 4 common shares of HRTE. In addition, it is anticipated that Conversay shareholders will receive one common stock purchase warrant, with a life of three years from the date of the closing of the proposed transaction with an exercise price of $4.00.

Item 9.01	Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibit

10.1	Letter of Intent Between: Here Enterprises, Inc. and Conversational Computing Corporation
10.2	Term Sheet Here Enterprises, Inc. and Conversational Computing Corporation
99.1	News Release – Dated August 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERE ENTERPRISES, INC.

(Registrant)

By:  /s/ Roger Williams

Roger Williams

President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer

and Principal Accounting Officer)

Dated:    August 15, 2008